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                                                                    EXHIBIT 10.4

                              INDEMNITY AGREEMENT

     INDEMNITY AGREEMENT ("Agreement") dated as of July 25, 1996, between ELDORADO RESORTS LLC, a Nevada limited-liability company (the "Company"), and ELDORADO CAPITAL CORP., a Nevada corporation ("Capital").

                                  WITNESSETH:

     WHEREAS, pursuant to the terms of a Purchase Agreement dated July 25, 1996, between the Company and Capital, on the one hand, and Bear, Stearns & Co. Inc., Wasserstein Perella Securities, Inc. and BA Securities, Inc., as initial purchasers (the "Initial Purchasers"), on the other hand, the Company and Capital will issue and deliver $100 million principal amount of 10 1/2% Senior Subordinated Notes due 2006 (the "Notes") to the Initial Purchasers;

     WHEREAS, Capital is a wholly-owned subsidiary of the Company and was incorporated for the sole purpose of serving as co-issuer of the Notes;

     WHEREAS, Capital does not currently own any assets and will not during its life own any assets;

     WHEREAS, Capital has not transacted any business and will not during its life transact any business;

     WHEREAS, other than its obligations as co-obligor under the Notes and under the Loan Agreement, dated as of March 25, 1994, among the Company, the banks named therein and Bank of America NT&SA, as administrative agent, as amended or supplemented now or in the future (as amended or supplemented now or in the future, the "Loan Agreement"), Capital has not incurred any debt and will not during its life incur any debt; and

     WHEREAS, all of the proceeds from the sale of the Notes were distributed to the Company and Capital did not receive any of such proceeds.

     NOW, THEREFORE, in consideration of the premises and of the agreements contained herein, it is hereby agreed as follows:

     1. Capital not to Conduct Business. Capital hereby covenants and agrees
        -------------------------------
that it will not transact, carry on or engage in any business activity whatsoever during the term of this Agreement, including, without limitation, enter into any contract for any purpose, acquire or hold any assets, create or incur any indebtedness (other than indebtedness as co-obligor under the Notes and the Loan Agreement), maintain bank accounts, or permit any person or agent to take any such action on its behalf.

     2. Indemnity. The Company shall indemnify and hold harmless Capital and any
        ---------
person authorized to act and who acts on behalf of Capital (an "Agent") against any obligation under the Notes or the Loan Agreement and against any losses, claims, damages, liabilities, costs (including the costs of preparation and attorneys' fees) and expenses (collectively, "Losses") incurred by Capital in connection with the Notes or the Loan Agreement and pursuant to any investigation or proceeding against Capital or any Agent arising out of or in connection with the Notes, the Loan Agreement, this Agreement or otherwise in connection with the transactions contemplated thereby. The Company agrees to pay promptly for all such Losses as such obligations arise. The obligations of the Company to Capital and each of its Agents hereunder shall be separate obligations and the Company's liability to Capital and any
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of its Agents hereunder and shall survive the redemption of the Notes, mandatory or otherwise, the termination of the Loan Agreement and the termination of this Agreement.

     3. Payment of the Notes and Amounts Due Under the Loan Agreement. The
        -------------------------------------------------------------
Company hereby covenants and agrees to pay as due all obligations, whether for principal, interest or otherwise, under the Notes and the Loan Agreement. If at any time, or from time to time, Capital receives any demand for payment under the Notes or the Loan Agreement, Capital shall deliver a notice demanding payment by the Company which notice shall specify the amount of payment due and the person to whom payment shall be made. No later than ten days following the date of such notice, the Company shall pay the amount due in full to Capital or such person as may be designated by Capital in such notice.

     4. Waiver of Contribution.  The Company hereby waives all right to
        ----------------------
contribution from Capital to which it would otherwise be entitled under applicable law.

     5. Interest Deduction. As the Company is hereby obligated to pay all
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interest expense under the Notes and the Loan Agreement, the Company and Capital
hereby agree that the Company, and not Capital, shall be entitled to claim as a deduction for income tax purposes all interest expense under the Notes and the Loan Agreement, regardless of whether such deduction may be claimed prior to actual payment of such interest expense by the Company.

     6. Nature of Obligations.  The obligations of the Company hereunder are
        ---------------------
direct, absolute, unconditional and irrevocable and may be enforced by Capital without first making any payment under the Notes or the Loan Agreement. The obligations of the Company hereunder shall not in any way be reduced, limited, terminated, discharged, affected or otherwise impaired by, (i) any invalidity or irregularity in whole or in part of the Notes, (ii) any waiver by any person of the performance or observance by the Company or Capital of any of the agreements, covenants, terms or conditions contained in the Notes or the Loan Agreement, (iii) any indulgence in or the extension of the time for payment by the Company or Capital of any amounts payable under or in connection with the Notes or the Loan Agreement, or of the time for performance by the Company or Capital of any other obligations under or arising out of the Notes or the Loan Agreement, (iv) any modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Company or Capital set forth in the Notes or the Loan Agreement, (v) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all the assets of the Company or Capital, or receivership, insolvency, bankruptcy, reorganization, or other similar proceedings affecting the Company or Capital or any of their respective assets, (vi) the consolidation or merger of the Company or Capital, (vii) the failure of the Company to pay a fee or provide other consideration in consideration of its issuance of this Agreement, (viii) the occurrence or continuance of any event of default under the Notes or the Loan Agreement or any acceleration or required prepayment of any indebtedness of the Company or Capital under or in respect of the Notes or the Loan Agreement as a result thereof or otherwise, (ix) any change of circumstances, whether or not foreseeable, and whether or not any such change does or may vary the risk of the Company under this Agreement, (x) any right, claim or defense, waiver, surrender or compromise that any person may have under or in respect of this Agreement or otherwise or (xi) any other cause or circumstance, whether similar or dissimilar to the foregoing which might otherwise constitute a defense available to, or discharge of, the Company in respect of its obligations under the Notes or the Loan Agreement.

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     7. Remedies; No Waiver.
        -------------------

        (a) Capital may protect and enforce its rights hereunder in any court or other tribunal by an action at law, suit in equity or other appropriate proceedings, whether for damages, for the specific performance of any term hereof or otherwise, or in aid of the exercise of any power granted hereby or in law.

        (b) No failure or delay by Capital in exercising any right, power or remedy shall operate as a waiver thereof or otherwise impair any of its rights, powers or remedies. No single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other legal right. No waiver of any such right shall be effective unless given in writing.

        (c) The rights or remedies provided for herein are cumulative and are not exclusive of any other rights, powers or remedies provided by law. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion of any other appropriate right or remedy.

     8. Successors and Assigns.  This Agreement shall bind the successors and
        ----------------------
assigns of the Company and shall inure to the benefit of Capital, its successors and assigns. The Company may not assign any of its obligations hereunder without the prior written consent of Capital or its successors or assigns.

     9. Notices.  Each notice, demand or other communication relating to this
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Agreement shall be in writing, shall be hand-delivered or sent by mail, postage prepaid, telegram or facsimile (with confirmation by mail) and shall be deemed duly given when sent to the following addresses, or to such other address or number as a party shall have last specified by notice to the other party:

        To the Company:

        Eldorado Resorts LLC
        Fourth and Virginia Streets
        Reno, Nevada 89501
        Attention:  Chief Financial Officer
        Telecopier:  (702) 348-7513

        To Capital:

        Eldorado Capital Corp.
        Fourth and Virginia Streets
        Reno, Nevada 89501
        Attention:  Secretary
        Telecopier:  (702) 348-7513

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     10. GOVERNING LAW; HEADINGS. THIS AGREEMENT SHALL BE GOVERNED BY AND
         -----------------------
CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEVADA. THE HEADINGS IN THIS AGREEMENT ARE FOR PURPOSES OF REFERENCE ONLY AND DO NOT LIMIT OR AFFECT ITS MEANING.

     11. Amendments. The provisions hereof may be waived, supplemented, or
         ----------
amended only by an instrument in writing signed by a duly authorized representative of each of the parties hereto.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered as of the day and year first above written.

                              ELDORADO RESORTS LLC



                              By:     /s/ Donald L. Carano
                                 --------------------------------------------
                              Name:   Donald L. Carano
                              Title:  Chief Executive Officer, President and
                                      Presiding Manager



                              By:     /s/ Gary L. Carano
                                 --------------------------------------------
                              Name:   Gary L. Carano
                              Title:  Corporate Representative of Recreational
                                      Enterprises, Inc., Manager


                              ELDORADO CAPITAL CORP.


                              By:     /s/ Donald L. Carano
                                 ---------------------------------------------
                              Name:   Donald L. Carano
                              Title:  President

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